SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report  (Date of earliest event reported) December 5, 2002

GOLD BOND RESOURCES, INC.

(Exact name of registrant as specified in its charter)

      WASHINGTON

   0-31981

  91-0757753

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File  Number)

Identification No.)

12210 Carstens Road, Reardan, WA 99029

(Address of principal executive offices)

Registrant's telephone number, including area code:  (509) 535-4492

N/A

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Share Exchange Agreement

On December 5, 2002, Gold Bond Resources, Inc. (Electronic Bulletin Board: GOBM) entered into a letter of intent to acquire all of the outstanding shares of capital stock of EnerTeck Chemical Corporation in exchange for 50,000,000 authorized but as yet un-issued shares of Gold Bond common stock.

Closing of the transaction is subject to execution of a definitive share exchange agreement, approval of the board of directors of Gold Bond and approval of the directors and a majority of the shareholders of Enerteck. Immediately after closing there will be approximately 88,170,000 shares of Gold Bond issued and outstanding.

The total shares outstanding at closing will be comprised of the following:

1.

Current Gold Bond shareholders - 9,419,999 shares

2.

EnerTeck shareholders - 50,000,000 shares

3.

Employment contract - 10,000,000 shares

4.

$500,000 private placement for working capital - 10,000,000 shares

5.

Various services relative to the corporate activities - 8,750,000 shares

After closing of the transaction it is intended that the shares shall be reverse split 1:10, leaving approximately 8,817,000 Gold Bond shares outstanding. The current Gold Bond Shareholders will then own approximately 942,000 shares, or 10.7% of the total outstanding shares.  The reverse split will require the approval of the shareholders of Gold Bond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD BOND RESOURCES, INC.

Date:  December 9, 2002

By:  /s/ Robert W. O'Brien_

Robert  W.  O'Brien

Chief Executive Officer